EXHIBIT 99.1

Media Contacts:
Jeff Baker	Bill Bartkowski
President and CEO	Partner
Analysts International	MeritViewPartners
Phone: (952) 835-5900	Phone: (612) 605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Announces Changes to Board of Directors

Brigid Bonner, UnitedHealth Group Executive, Elected; Lang and Mahoney to Retire,
Lang Named Director Emeritus

MINNEAPOLIS, April 14, 2006 — Analysts International Corporation (Nasdaq: ANLY) today announced that Brigid Bonner has been appointed to the Company’s Board of Directors, and that Frederick W. Lang and Edward M. Mahoney will retire at the end of their current terms in May 2006. Bonner will be a candidate for a full term at the Company’s May 2006 Annual Meeting.

Ms. Bonner is currently Senior Vice President, Strategy and Planning for Specialized Health Solutions, a $2.5 billion operating group within the Specialized Care Services Segment of UnitedHealth Group. Previously she was CIO Specialized Care Services. Ms. Bonner joined UnitedHealth Group in 2003 to lead United Health Technologies, the corporate shared infrastructure services division. She was responsible for enterprise IT architecture, as well as overseeing day-to-day infrastructure operations.

Ms. Bonner has held various positions with some of the country’s most technologically savvy companies. She spent 11 years with IBM in sales and marketing leadership roles and 6 years with Target Corporation, in both technology and business leadership roles including General Manager of Target.Direct where she initiated Target Corporation's entry into the dot-com world. She also served as “Head of Bits and Bytes” (CIO) and Head of Customer Relationship Magic (CMO) for SimonDelivers.com, an online home grocery delivery service, and one of the few successful startups in this space. She is a graduate of Iowa State University and completed her MBA at Harvard University.

Frederick W. Lang is the Company founder and from 1966 to May 2002, he first served as the Company's President and Chief Executive Officer and then as Chairman and Chief Executive Officer. He has been a director since 1966. He has been named a director emeritus.

Edward M. Mahoney is retired Chairman and Chief Executive Officer of Fortis Advisers, Inc., an investment advisor, and Fortis Investors, Inc., a broker-dealer. He is also a former director of the eleven Fortis mutual fund companies managed by Fortis Advisers, Inc. Mr. Mahoney has been an Analysts International director since 1980. He has served as the board’s Chairman of the Compensation and Audit Committees.

Michael J. LaVelle, Analysts International’s Chairman, commented, “On behalf of our stakeholders, employees, management and directors I would like to thank Fred Lang and Ed Mahoney for their many years of commitment and service. They are a part of the history and tradition of Analysts International and their contributions will be felt in the success, growth and profitability that we envision going forward. Additionally, we are extremely pleased to welcome Ms. Bonner to the board. We look forward to the board and the Company learning from and being guided by her extensive experience, expertise and vision.”

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Business Solutions Services, which provides business solutions and network infrastructure services; and Outsourcing Services, which provides onshore and offshore strategic solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by Analysts and its Chairman of the Board, Michael J. LaVelle, regarding future success, growth and profitability are forward looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Analysts expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that Analysts will lose one or more contracts that adversely impact its growth and profitability; (ii) the risk that Analysts is unable to achieve revenue and profit growth; and (iii) other economic, business, competitive and/or regulatory factors affecting Analysts’ business generally, including those set forth in Analysts’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the press release. Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this transcript to reflect events or circumstances after the date of this Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.